EXHIBIT 23.4






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-33443 of OutSource International, Inc. and Subsidiaries on Form S-1 of our report dated March 29, 1996, on the combined financial statements of Payray, Inc. and Tri-Temps, Inc. as of December 31, 1995 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 21, 1997